EXHIBIT 3.2

FIRST AMENDMENT

     FIRST AMENDMENT, dated as of July 15, 2002 (this “Amendment”), representing an amendment to the Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Borrower” and collectively, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the “Documentation Agent”).

WITNESSETH:

     WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to the Credit Agreement;

     WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders agree to amend a certain provision of the Credit Agreement; and

     WHEREAS, the Administrative Agent and the Lenders parties hereto are willing to agree to the requested amendment, but only upon the terms and conditions set forth herein;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

     2. Amendment to Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso at the end of the definition of “Permitted Encumbrances” and replacing it with the following:

      “provided that, with respect to clauses (a) – (h) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness”

     3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Borrowers, the Administrative Agent and the Required Lenders.

     4. Representations and Warranties. On and as of the date hereof and after giving effect to this Amendment, each Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article V of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case each Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, and that no Default or Event of Default has occurred and is continuing.

     5. Continuing Effect; No Other Amendments. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and each Borrower shall continue to be bound by all of such terms and provisions. The amendment provided for herein is limited to the specific section of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same section for any other date or purpose.

     6. Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrowers and the Administrative Agent. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

NAVISTAR FINANCIAL CORPORATION
By:
Name:
Title:

ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V.
By:
Name:
Title:

SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V.
By:
Name:
Title:

NAVISTAR COMERCIAL, S.A. DE C.V.
By:
Name:
Title:

JP MORGAN CHASE BANK, as Administrative Agent and a Lender
By:
Name:
Title:

BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:
Name:
Title:

BANK OF NOVA SCOTIA, as Documentation Agent and a Lender
By:
Name:
Title:

CITIBANK, N.A.
By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON
By:
Name:
Title:

BANK ONE, NA (MAIN OFFICE CHICAGO)
By:
Name:
Title:

THE NORTHERN TRUST COMPANY
By:
Name:
Title:

THE BANK OF NEW YORK
By:
Name:
Title:

EXPORT DEVELOPMENT CORPORATION
By:
Name:
Title:

MELLON BANK, N.A.
By:
Name:
Title:

ROYAL BANK OF CANADA
By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH
By:
Name:
Title:

COMERICA BANK
By:
Name:
Title:

FLEET NATIONAL BANK
By:
Name:
Title:

BANK HAPOALIM B.M.
By:
Name:
Title: